EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:	November 5, 2007

STILWELL VALUE PARTNERS IV, L.P.

By:	STILWELL VALUE LLC
General Partner
/s/ Joseph Stilwell
	By:	Joseph Stilwell
Managing and Sole Member

STILWELL ASSOCIATES, L.P.

By:	STILWELL VALUE LLC
General Partner
/s/ Joseph Stilwell
	By:	Joseph Stilwell
Managing and Sole Member

STILWELL VALUE LLC

/s/ Joseph Stilwell
	By:	Joseph Stilwell
Managing and Sole Member

JOSEPH STILWELL

/s/ Joseph Stilwell
Joseph Stilwell